UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 Amendment No. 1

                                       To


                             Current Report pursuant
          to Section 13 or 15(d) of The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) : September 25, 1997




                                  Anicom, Inc.
        -----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-25364                    36-3885212
----------------------------    ------------------        ----------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)             Identification No.)



6133 North River Road, Suite 1000, Rosemont, IL                       60018
------------------------------------------------                 ---------------
(Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code (847) 518-8700

The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated July 25, 1997 in connection with the acquisition of substantially all of the assets of Energy Electric Cable ('Energy"), a division of Connectivity Products Incorporated ("CPI") by a wholly-owned subsidiary of the Registrant, hereby amends the following item, or other portions of such Current Report on Form 8-K set forth in the pages attached hereto.

Item 7.    Financial Statements and Exhibits

The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above referenced item.

Item 7.    Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

The following financial statements of the acquired business, Energy Electric Cable, a division of Connectivity Products, Inc., are submitted herewith on the indicated pages.

                                                                         Page

Report of Independent Accountants

Statement of Assets, Liabilities and Divisional
     Equity as of December 31, 1996

Statements of Revenue and Expenses for the years ended December 31, 1996 and 1995

Statements of Cash Flows for the years ended
     December 31, 1996 and 1995

Notes to Financial Statements


(b)   Pro Financial Information

The following unaudited pro forma condensed combined financial information of Anicom, Inc. and Energy
Electric  Cable, a Division of  Connectivity  Products,
Inc. are submitted herewith on the indicated pages.

Pro forma Condensed Combined Financial Information

Pro forma Condensed Combined Balance Sheet, June 30, 1997

Notes to Pro forma Condensed Combined Balance Sheet,
     June 30, 1997

Pro forma Condensed Combined Statement of Income for the six months ended June 30, 1997

Notes to Pro forma Condensed Combined Statement of Income for the six months ended June 30, 1997

Pro forma Condensed Combined Statement of Income for the year ended December 31, 1996

Notes to Pro forma Condensed Combined Statement of Income for the year ended December 31, 1996

(c)   Exhibits

2.1 * Asset Purchase Agreement, by and among Anicom, Inc., Reel Acquisition Corp., and Connectivity Products
          Incorporated, dated as of July 11, 1997. Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

*        Previously filed

                                   SIGNATURES

Pursuant to the regulations of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ANICOM, INC.


Dated:  September 25, 1997
                                    By:  /S/ DONALD C. WELCHKO
                                         -------------------------------------
                                         Donald C. Welchko
                                         Vice President, Chief Financial Officer

                    Item 7. Financial Statements and Exhibits

                  (a) Financial Statements of Business Acquired

                              ENERGY ELECTRIC CABLE

                 A DIVISON OF CONNECTIVITY PRODUCTS INCORPORATED

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1996

               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

Energy Electric Cable
a division of Connectivity Products Incorporated
Contents


                                                                      Pages


Report of Independent Accountants                                       1

Financial Statements:

     Statement of Assets, Liabilities and Divisional Equity             2

     Statements of Revenue and Expenses                                 3

     Statements of Cash Flows                                           4

     Notes to Financial Statements                                    5-8

Report of Independent Accountants


To Connectivity Products, Inc.:


We have audited the accompanying statement of assets, liabilities and divisional equity of Energy Electric Cable, a division of Connectivity Products Incorporated, as of December 31, 1996 and the related statements of revenue and expenses, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Energy Electric Cable, a division of Connectivity Products Incorporated, as of December 31, 1996 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



                                        /S/ Coopers & Lybrand L.L.P.

Detroit, Michigan
September 9, 1997

Energy Electric Cable
a division of Connectivity Products Incorporated

Statement of Assets, Liabilities and Divisional Equity
December 31, 1996


                                     ASSETS

Current assets:
   Cash                                                          $        25,669
   Accounts receivable:
       Trade, net of allowance for doubtful accounts
          of $677,756                                                 10,305,519
       Related parties                                                    63,064
       Other                                                              32,058
   Inventories                                                         7,918,661
   Prepaid expenses and other assets                                     108,147
   Deferred tax asset                                                    305,831
                                                                 ---------------
       Total current assets                                           18,758,949

Property, plant and equipment:
   Machinery and equipment                                             1,260,868
   Transportation equipment                                               45,797
   Office equipment                                                      420,844
   Leasehold improvements                                                237,052
                                                                 ---------------
                                                                       1,964,561
   Less accumulated depreciation                                         866,405
                                                                 ---------------
                                                                       1,098,156

Deposits and other assets                                                 94,813
Due from CTI                                                              75,000
                                                                 ---------------
                                                                 $    20,026,918
                                                                 ===============

                        LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
   Accounts payable:
       Trade                                                     $     6,969,203
       Related parties                                                 1,335,699
   Accrued liabilities                                                   488,114
                                                                 ---------------
       Total current liabilities                                       8,793,016

Deferred tax liability, noncurrent                                       116,812
Division equity and allocated debt                                    11,117,090
                                                                 ---------------
                                                                 $    20,026,918
                                                                 ===============

    The accompanying notes are an integral part of the financial statements.

Energy Electric Cable
a division of Connectivity Products Incorporated

Statements of Revenue and Expenses
for the years ended December 31, 1996 and 1995



                                                     1996              1995

Net sales                                       $  61,434,304     $  57,791,936

Cost of goods sold                                 45,400,167        42,526,826
                                                -------------     -------------
       Gross profit                                16,034,137        15,265,110

Selling, general and administrative expenses       13,345,102        12,392,038
                                                -------------     -------------

       Operating income                             2,689,035         2,873,072

Other income (expenses):
   Interest expense                                  (581,573)         (490,102)
   Interest income                                      2,231             7,248
   Other                                               (4,526)              200
                                                -------------      -------------
       Income before extraordinary item
          and income taxes                          2,105,167         2,390,418

Provision for income taxes                            664,505            80,400
                                                -------------      -------------

       Income before extraordinary item             1,440,662         2,310,018


Extraordinary item, loss on debt refinancing,
     net of tax                                      (120,979)             --
                                                -------------      -------------

       Net income                               $   1,319,683      $  2,310,018
                                                =============      =============

Pro forma information (unaudited):
   Increase in tax provision before
     extraordinary item                         $     177,562      $    875,767
                                                =============      =============
   Pro forma income before extraordinary
     item                                       $   1,263,100      $  1,434,251
                                                =============      =============

   Extraordinary item                           $     (72,587)             --
                                                =============      =============

   Pro forma net income                         $   1,190,513      $  1,434,251
                                                =============      =============

    The accompanying notes are an integral part of the financial statements.

Energy Electric Cable
a division of Connectivity Products Incorporated

Statements of Cash Flows
for the years ended December 31, 1996 and 1995



                                                    1996               1995

Cash flows from operating activities:
   Net income                                   $  1,319,683       $  2,310,018

   Adjustments to reconcile net income
     to net cash from operating activities:
       Depreciation and amortization                 219,764            191,645
       Loss on sale of property, plant
          and equipment                               13,104               --
       Deferred taxes                               (189,019)              --
       Changes in operating assets and
          liabilities:
          Decrease (increase)in:
              Accounts receivable                 (1,118,507)        (1,935,370)
              Inventory                               15,186         (3,611,028)
              Prepaid expenses and other assets       52,217            (46,858)
              Deposits and other assets              (15,686)            12,615
              and
              other
              assets
          Increase in:
              Accounts payable                       685,825          2,599,052
              Accrued expenses                       104,756            107,388
                                                  -----------      -------------
    Net cash provided by operating activities      1,087,323           (372,538)
                                                  -----------      -------------


Cash flows from investing activities,
     purchases of property and equipment            (339,231)          (375,179)
                                                  -----------      -------------
Cash flows from financing activities:
   Increase (decrease) in Connectivity
     Technology's net investment                    (832,102)         2,830,414
   Distributions                                          --         (1,838,000)
   Payment of financing fees                              --           (155,545)
                                                  -----------      -------------
       Net cash provided by (used in)
          financing activities                      (832,102)           836,869
                                                  -----------      -------------
Net (decrease) increase in cash                      (84,010)            89,152
Cash, beginning of year                              109,679             20,527
                                                  -----------      -------------
Cash, end of year                                 $   25,669       $    109,679
                                                  ===========      =============

    The accompanying notes are an integral part of the financial statements.

Energy Electric Cable
a division of Connectivity Products Incorporated

Notes to Financial Statements


1.   Organization:

     Energy Electric Cable ("EEC") is a division of Connectivity Products Incorporated ("CPI") and involved in the distribution of wire and cable for the computer networking, security, signal and sound markets. CPI was formed on October 3, 1995 as a result of the merger among BSCC Corporation, BSCC Group, Energy Electric Cable, Inc. ("EEC, Inc." and predecessor of the EEC division) and Energy Electric Assembly, Inc. Effective May 31, 1996, Connectivity Technologies, Inc. ("CTI") acquired from CPI's stockholders 85 percent of its outstanding common stock.

     On July 11, 1997, Anicom, Inc. ("Anicom") acquired for $27 million in cash and $2 million of its common stock (subject to adjustments) certain assets and liabilities (excluding debt and tax obligations) of the EEC division of CPI.



2.   Summary of Significant Accounting Policies:

     a. Basis of Presentation: The financial statements reflect the historical financial position, results of operations, and cash flows of the EEC Division of CPI. For periods subsequent to October 3, 1995, EEC was not a separate legal entity. The financial position and results of operations, as presented herein, may not be the same as would have occurred had EEC been an entity independent of CPI.

          The 1995 and 1996 results of operations include all direct revenue and costs related to EEC and its predecessor corporation, EEC, Inc. Costs subsequent to October 3, 1995 (date of the merger and formation of
          CPI) include an allocation of certain general corporate expenses and interest expense specifically allocated to the EEC division of CPI. The extraordinary item related to the loss on debt refinancing represents an allocation of the total unamortized bonds fees of $266,547, which were written off by CPI in 1996 in connection with its debt refinancing. Outstanding liabilities related to the above allocation as well as all allocated debt are included on the balance sheet in division equity and allocated debt.

     b. Pro Forma Adjustments: The pro forma tax provision and pro forma net income reflect an additional tax provision for the periods prior to May 31, 1996, computed on a stand-alone basis as if the EEC had been a separate C-Corporation (and therefore, liable for federal income taxes) since January 1, 1995.

     c. Inventories: Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. All inventory is classified as finished goods.

     d.   Property,  Plant  and  Equipment:  Property,  plant and  equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the individual assets (5 to 12 years for equipment and 3 to 10 years for leasehold improvements). Costs of major renewals and additions are capitalized, while expenditures for repairs and maintenance costs are expensed as incurred. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in the determination of net income.

     e. Income Taxes: Through May 31, 1996, CPI, as well as EEC, Inc., had elected to be treated as an S-corporation, under
          Section 1362 of the Internal Revenue Code. Accordingly, the income tax provision for periods prior to May 31 represents primarily state and local taxes which were the liabilities of EEC. There is no federal income tax provision prior to May 31 since the income of EEC was required to be reported in the stockholders' income tax returns. Effective May 31, 1996, CPI became a C-Corporation and for periods subsequent to that date was included in CTI's consolidated tax returns and its provision for income taxes as well as that of EEC has been computed on a stand-alone basis. Under the tax-sharing agreement with CTI, EEC is required to make a payment for taxes to CTI only if CTI has a current tax liability. All of CTI's current consolidated taxable income is expected to be offset by available net operating loss carryforwards and, therefore, no current tax liability is expected. As a result, EEC's computed current tax provision has been credited to division equity as a capital contribution.

     f. Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



3.   Leases:

     The division leases its facilities and certain shop equipment, vehicles and office equipment under various operating leases which expire on various dates through 2001. Management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases.

     Future minimum payments under the operating leases are summarized as follows:

        Years ending December 31:
             1997                                       $        773,426
             1998                                                629,401
             1999                                                554,588
             2000                                                507,989
             2001                                                396,387
            Thereafter                                           668,335
                                                        ----------------

               Total minimum lease payments             $      3,530,126
                                                        ================


     Rent expense was approximately $800,530 and $638,196 for the years ended December 31, 1996 and 1995, respectively.



4.   Income Taxes:

     Prior to May 31, 1996, the Company was not liable for federal income taxes and therefore essentially all taxes prior to 1996 were state and local taxes. At May 31, 1996, when the Company became a C-Corporation, a net deferred tax asset in the amount of $203,336 was established. The components of the provision for income taxes for 1996 are as follows:

        Federal:
            Currently due                                $       783,749
            Deferred                                             (14,318)
            Deferred taxes established at May 31                (203,336)

        State and local                                           98,410
                                                         ----------------
                                                         $       664,505
                                                         ================


     A reconciliation of the federal statutory income tax rate to the effective tax rate follows:

        Statutory rate                                           34.0 %
        Taxes not required on income prior to May 31            (15.2)
        Establish initial deferred tax liability                  9.7
        State taxes, net of federal benefit                       3.1
                                                              ---------
                                                                 31.6 %
                                                              =========

     Net deferred taxes on the balance sheet are comprised of the following:

        Deferred tax assets:
            Accounts receivable                          $    230,427
            Inventory                                          75,404
                                                         -------------
                                                              305,831
        Deferred tax liability, propert plant
          and equipment                                       116,812
                                                         -------------
                                                         $    189,019
                                                         =============




5.   Related Party Transaction:

     During  1995  and  1996,   EEC  purchased   approximately   $7 million  and
     $10.8 million, respectively, of inventory from BSCC Corporation and the BSCC division of CPI.



6.   Contingencies:

     CPI is a party to various legal proceedings and administrative actions, all of which management believes to be of an ordinary or routine nature incident to its operations. In the opinion of management, such proceedings will not, individually or in the aggregate, have a material impact on EEC's financial position.

                    Item 7. Financial Statements and Exhibits

                       (b) Pro Forma Financial Information

  Anicom, Inc., Energy Electric Cable, a division of CPI and Other Acquisitions
               Pro Forma Condensed Combined Financial Information

                                   (Unaudited)

The unaudited pro forma condensed combined financial information give effect, on a purchase accounting basis, to the Asset Purchase Agreement by and between Anicom, Inc., Reel Acquisition Corp. (hereinafter referred to as "Anicom"), and Connectivity Products, Inc. and certain other acquisitions completed by Anicom during 1996.

The unaudited pro forma condensed combined balance sheet at June 30, 1997 assumes that the acquisition of Energy occurred on June 30, 1997. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 1997 and the year ended December 31, 1996 assume that the acquisition of Energy occurred on January 1, 1996. The purchase price consisted of $27 million in cash and 190,476 shares of Anicom's common stock, $.001 par value per share. The sources of the cash used to fund the purchase price were (i) $17 million provided by the liquidation of marketable securities and (ii) $10 million in cash borrowed under Anicom's Revolving Credit Facility. The marketable securities represent the residual proceeds of the second quarter 1997 issuance of 27,000 shares of convertible preferred stock. As the Energy acquisition was substantially funded by the convertible preferred stock offering,, the unaudited pro forma combined statements assume that this offering occurred on January 1, 1996.

The unaudited pro forma condensed combined statements of operations also assume that Anicom's 1996 acquisitions of Northern Wire & Cable, Inc. ("Northern") and Norfolk Wire & Electronics, Inc. ("Norfolk") occurred on January 1, 1996. As these acquisitions were substantially funded by the November 1995 follow-on offering of 3,450,000 shares of common stock (including 450,000 shares for the underwriters' overallotment), the unaudited pro forma combined statements assume that this offering occurred on January 1, 1996.

The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had been effective since the assumed dates, nor are the statements indicative of future combined financial position or earnings. Anicom's future financial statements will reflect the acquisition of Energy as of July 1, 1997.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Anicom as filed with the Securities and Exchange Commission in its Form 10-KSB for the year ended December 31, 1996 and Current Report on Form 10-Q for the six months ended June 30, 1997.

            Anicom, Inc. and Energy Electric Cable, a Division of CPI
                   Unaudited Condensed Combined Balance Sheet
                                  June 30, 1997
                                 (in thousands)

                                                            Historic                        Pro Forma
                                                  ----------------------------- -------------------------------
                                                     Anicom         Energy       Adjustments          Combined
                    Assets
Current assets:
  Cash and cash equivalents                       $       1,638   $         32  $       (289) B    $     1,381
  Marketable securities                                  16,711                      (16,711) B             --
  Accounts receivable, net                               38,895         12,074                          50,969
  Inventory, primarily finished goods                    31,046          6,078                          37,124
  Deferred income taxes                                   1,799                          342  D          2,141
  Other current assets                                    2,095             48                           2,143
                                                 --------------  -------------  -------------      ------------
      Total current assets                               92,184         18,232       (16,658)           93,758

Property and equipment, net                               3,670          1,204           (56) E          4,818
Goodwill, net                                            33,140                       18,977  G         52,117
Deferred income taxes                                                                    380  D            380
Other assets, primarily notes receivable                  1,189                                          1,189
                                                 --------------  -------------  -------------     -------------
      Total assets                                $     130,183   $     19,436  $       2,643     $    152,262
                                                 ==============  =============  =============     =============

      Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                 $     32,760  $       7,016                    $     39,776
  Accrued expenses                                        1,590            976  $       (413) A          3,653
                                                                                       1,500  C
  Long-term debt, current portion                         2,090                                          2,090
                                                 --------------  -------------  -------------    --------------
      Total current liabilities                          36,440          7,992         1,087            45,519

Long-term debt, net of current portion                    1,863                       10,000  B         11,863
Deferred income taxes                                         _          1,105        (1,105) A             --
Other liabilities                                           866                        1,000  C          1,866
                                                 --------------  -------------  -------------    --------------
      Total liabilities                                  39,169          9,097        10,602            59,248
                                                 --------------  -------------  -------------    --------------

Stockholders' Equity:
  Convertible preferred stock, Series A,                 27,000                                         27,000
  Common stock                                                8                                              8
  Additional paid-in capital                             58,776                        2,000  B         60,776
  Retained earnings                                       5,230                                          5,230
  Division equity and allocated debt                                    10,339         7,953  A             --
                                                                                     (18,292) F
                                                 --------------  -------------  -------------    --------------
      Total stockholders' equity                         91,014         10,339       (8,339)            93,014
                                                 --------------  -------------  -------------    --------------
      Total liabilities and stockholders' equity  $     130,183  $      19,436  $       2,263     $    152,262
                                                 ==============  =============  =============     =============

            Anicom, Inc. and Energy Electric Cable, a Division of CPI
               Notes to Unaudited Condensed Combined Balance Sheet
                                  June 30, 1997


The unaudited balance sheets as of June 30, 1997 have been combined to reflect the pro forma impact of the acquisition of Energy by Anicom as if the transaction had occurred on June 30, 1997.

The following is a summary of the adjustments reflected in the pro forma condensed combined balance sheet:

A - Eliminate Energy assets not acquired by and liabilities not assumed by Anicom.

B - The purchase price, exclusive of related fees and expenses, of $29 million based on the terms and conditions of the Asset Purchase Agreement, by and among Anicom, Inc., Reel Acquisition Corp., and Connectivity Products, Incorporated, dated as of July 11, 1997. The purchase price consisted of $2 million (190,476 shares) of Anicom common stock,$.001par value and $27 million of cash provided by the liquidation of marketable securities and borrowings under Anicom's Revolving Credit Facility.

C - Record estimated transaction and business integration costs.

D - Record deferred tax asset related to business integration costs.

E - Adjust historical cost of acquired assets to estimated fair value on the date of acquisition.

F - Eliminate the net equity of Energy.

G - To record the amount by which the purchase price exceeds the fair market value of assets acquired, less liabilities assumed and transaction costs associated with the acquisition.

            Anicom, Inc. and Energy Electric Cable, a Division of CPI
                Unaudited Condensed Combined Statement of Income
                     for the six months ended June 30, 1997
                    (in thousands, except per share amounts)

                                                             Historic                             Pro Forma
                                               ------------------------------------  -----------------------------------

                                                    Anicom             Energy          Adjustments         Combined

Net sales                                          $     97,491   $         35,073                      $       132,564
Cost of sales                                            74,956             25,613                              100,569
                                               -----------------  -----------------                     ----------------
Gross profit                                             22,535              9,460                               31,995

Selling, general and administrative                      19,335              7,947   $            237 A          27,519

                                               -----------------  -----------------  -----------------  ----------------

Income from operations                                    3,200              1,513               (237)            4,476
                                               -----------------  -----------------  -----------------  ----------------

Other income (expense):
  Interest income                                           170                                                     170
  Interest expense                                         (195)              (283)               283 B            (503)
                                                                                                 (308)C
                                               -----------------  -----------------  -----------------  ----------------
    Total other income (expense)                            (25)              (283)               (25)             (333)
                                               -----------------  -----------------  -----------------  ----------------


Income before income taxes                                3,175              1,230               (262)            4,143

Provision for income taxes                                1,206                492               (124) E          1,574
                                               -----------------  -----------------  -----------------  ----------------

Net income                                     $          1,969   $            738    $          (138)  $         2,569 D
                                               =================  =================  =================  ================

Earnings per common share and share equivalent:
    Primary and fully diluted                  $            .12                                          $          .13 D
                                               =================                                        ================

Weighted average common shares and share
  equivalents outstanding:
    Primary                                              16,255                                                  19,347 D
                                               =================                                        ================
    Fully diluted                                        17,131                                                  19,644 D
                                               =================                                        ================

            Anicom, Inc. and Energy Electric Cable, a Division of CPI Notes to Unaudited Condensed Combined Statement of Income
                     for the six months ended June 30, 1997


The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:

A - Earnings effect of Energy goodwill amortization using a 40 year recovery period.

B - Eliminate interest expensed allocated to Energy by CPI.

C - Recognize interest expense on $10 million borrowings against Anicom's Revolving Credit Facility used, in part, to fund the Energy acquisition.

D - Effective September 23, 1997, the remaining outstanding Convertible Preferred Stock was converted into common stock. Based on this, Pro forma earnings per share and weighted average common shares and share equivalents outstanding assume full conversion of the $27 million Convertible Preferred Stock on January 1, 1996.

E - Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

            Anicom, Inc. and Energy Electric Cable, a Division of CPI
                Unaudited Condensed Combined Statement of Income
                      for the year ended December 31, 1996
                    (in thousands, except per share amounts)


                                                            Historic                           Pro Forma
                                               ------------------------------------- -----------------------------

                                                 Anicom      Energy        Other       Adjustments      Combined
                                                                       Acquisitions

Net sales                                      $  115,993  $   61,434  $      30,775                   $   208,202
Cost of sales                                      87,442      45,400         23,119                       155,961
                                              -----------  ---------- --------------   ------------    -----------
Gross profit                                       28,551      16,034          7,656                        52,241

Selling, general and administrative                24,615      13,345          7,469  $         474 A       46,087
                                                                                                183 B
                                               ----------- ----------- -------------- --------------   ------------

Income from operations                              3,936       2,689            187           (658)         6,154
                                               ----------- ----------- -------------- --------------   ------------

Other income (expense):
  Interest income                                     565           2             20                           587
  Interest expense                                   (256)       (582)          (274)           582 C         (904)
                                                                                                113 D
                                                                                                129 E
                                                                                               (616)F
  Other                                                           (4)             12                             8
                                               ----------- ----------- -------------- --------------   ------------
    Total other income (expense)                      309       (584) )         (242)           208           (309)
                                               ----------- ----------- -------------- --------------   ------------


Income before income taxes                          4,245       2,105            (55)          (449)         5,845

Provision for income taxes                          1.622         664             89           (154) G       2,221
                                               ----------- ----------- -------------- --------------   ------------

Net income before extraordinary loss                2,623       1,441           (145)          (295)         3,624

Extraordinary loss on debt refinancing                 --       (121)             --            121 H           --
                                               ----------- ----------- -------------- --------------   ------------

Net income                                     $    2,623  $    1,320  $        (145) $        (174)   $     3,624
                                               =========== =========== ============== ==============   ============

Earnings per common share and share equivalent:
    Primary and fully diluted                  $      .19                                              $       .21
                                               ===========                                             ============

Weighted average common shares and share
  equivalents outstanding:
    Primary                                        13,579                                                   17,291
                                               ===========                                             ============
    Fully diluted                                  13,843                                                   17,552
                                               ===========                                             ============


            Anicom, Inc. and Energy Electric Cable, a Division of CPI Notes to Unaudited Condensed Combined Statement of Income
                      for the year ended December 31, 1996


The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:

A - Earnings effect of Energy goodwill amortization using a 40 year recovery period.

B - Earnings effect of Other Acquisitions goodwill using a 40 year recovery period.

C - Eliminate interest expensed allocated to Energy by CPI.

D - In connection with the asset purchase of Northern, Anicom assumed up to $6.5 million of Northern's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Northern. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1996.

E - In connection with the merger of Norfolk, Anicom assumed approximately $2.5 million of Norfolk's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Norfolk. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1996.

F - Recognize interest expense on $10 million borrowings against Anicom's Revolving Credit Facility used, in part, to fund the Energy acquisition.

G - Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

H - Historical Energy amount represents portion of extraordinary loss on debt restructuring incurred by CPI and allocated to Energy. As this amount is not relevant to the operations of the business acquired by Anicom, the amount has been eliminated.